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                                                                   Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sage, Inc. (pertaining to the shares of Sage's common stock to be issued upon exercise of certain options granted by Faroudja, Inc. ("Faroudja") under Faroudja's 1995 Stock Option Plan, 1997 Performance Stock Option Plan, 1997 Non-Employee Directors Stock Option Plan and an agreement dated October 6, 1998 providing for issuance of options to Glenn W. Marschel, Jr.) of our report dated June 30, 1999 with respect to the consolidated financial statements of Sage, Inc., except for Note 13, as to which the date is February 18, 2000, included in Sage's registration statement (Form S-4) filed on April 14, 2000.

                                   /s/ PricewaterhouseCoopers LLP
                                   -------------------------------
                                   PRICE WATERHOUSE COOPERS L.L.P.

San Jose, California
June 23, 2000